Exhibit 10.24.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made as of the 17th day of July 2007, by and between Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Company”), and Paul Tang (“Executive”).

WHEREAS, the Company and the Executive entered into an EMPLOYMENT AGREEMENT dated as of April 12, 2006 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1. Section 1, Definitions, of the Employment Agreement is hereby amended to add the following to the end of the definition of “Good Reason”:

“; provided, however, no condition enumerated in the preceding shall be deemed to be “Good Reason” unless within thirty (30) days of the initial existence of such condition, Executive shall have given the Company written notice thereof specifically describing the condition giving rise to “Good Reason” and allowing the Company a period of at least thirty (30) days from the date of receipt of the notice to remedy such condition. Notwithstanding the foregoing, in no event will a condition give rise to “Good Reason” hereunder unless within ten (10) days after the expiration of the period provided in the Executive’s notice for the Company to remedy said condition but in no event later than one hundred and twenty (120) days initial existence of said condition, Executive shall have actually terminated his employment with the Company by giving written notice of resignation for failure of the Company to remedy such condition.

2. The following Subsection (g) is hereby added to the Section 4 of the Employment Agreement:

“(g) Notwithstanding anything herein to the contrary, if, at the time any payment is payable to Executive pursuant to the provisions of Section 4(b)(i) above as a result of Executive’s “separation from service” (within the meaning of Section 409A of the Internal revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder, the Company or any company in the affiliate group in which the Company’s financial statements are consolidated in accordance with generally accepted accounting principles has a class of equity securities traded on an established domestic or foreign securities market or otherwise including, without limitation, trading on an American exchange only as American Depositary receipts (“ADR’S”) and Executive is designated a “specified person” (as such term is defined in Section 409A of the Code and the regulations promulgated thereunder) on a list prepared by the Company periodically pursuant to Section 409A of the Code and the regulations promulgated thereunder, then during the six month period from and after the date of Executive’s “separation from service” the amount payable to Executive pursuant to the provisions of Section 4(b)(i) of the Employment Agreement shall not exceed the lesser of (x) two times Executive’s annual base compensation or (y) two times the amount determined pursuant to Section 401 (a)(17) of the Code, and any excess amount which accrues to Executive during such period shall be withheld during such period and paid to Executive in a lump sum upon the expiration of six months after the date of “separation from service” (or , if earlier than the end of such six month period, upon Executive’s death). Any further amounts payable to Executive pursuant to Section 4(b)(i) thereafter accruing shall be paid on their scheduled payment dates.”

3. Except as modified or amended hereby or inconsistent herewith, the Employment Agreement is hereby confirmed and ratified.

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

By:

Name:
Title:

EXECUTIVE

Name:	Paul Tang

2